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FOR IMMEDIATE RELEASE

AZTAR REPORTS AVAILABILITY OF EXTENSIVE LIST
OF TENANTS FOR THE QUARTER AT TROPICANA ATLANTIC CITY

      PHOENIX, Arizona - October 14, 2003 - Aztar Corporation (NYSE: AZR) reported that the company's flagship Tropicana Casino and Resort in Atlantic City, New Jersey, announced today the names of the tenants who will fill The Quarter at Tropicana, the 200,000-square-foot Old Havana-themed dining, entertainment, retail and spa complex in the Tropicana's $245 million expansion scheduled to open in March 2004. Direct links to the Tropicana news release and a brochure listing the venues is available at http://www.shareholder.com/aztar/releases.cfm

      Aztar is a publicly traded company that operates Tropicana Casino and Resort in Atlantic City, New Jersey, Tropicana Resort and Casino in Las Vegas, Nevada, Ramada Express Hotel and Casino in Laughlin, Nevada, Casino Aztar in Caruthersville, Missouri, and Casino Aztar in Evansville, Indiana.

For additional information, please contact Joe Cole, Vice President, Corporate Communications, at (602)381-4111.